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                                                                 EXHIBIT 99.2A-1


                            CERTIFICATE OF FORMATION
                                       OF
                   TECHNOLOGY FUNDING VENTURE CAPITAL VI, LLC



          The undersigned, being authorized to execute and file this Certificate of Formation, hereby certifies that:

          FIRST: The name of the limited liability company (hereinafter referred to as the "Company") is "Technology Funding Venture Capital VI, LLC."

          SECOND: The address of the Company s registered office in the State of Delaware is c/o The Corporate Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          The name of the Company s Registered Agent at that address is The Corporate Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 21st day of February, 1997.



                                              /s/Charles R. Kokesh
                                              -----------------------
                                              Charles R. Kokesh
                                              Managing Member